                      AGREEMENT AND PLAN OF REORGANIZATION
                                  by and among
                       Corporate Development Centers, Inc.
                              a Nevada corporation

                                       and

                         e-Perception Technologies, Inc.
                             a Delaware corporation
                        Effective as of November 20, 2001

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into this 20th day of November, 2001, by and among Corporate Development Centers, Inc., a Nevada corporation ("CDC"), and e-Perception Technologies,
Inc.,  a  Delaware  corporation,  ("e-Perception").

                                    Premises

     A. This Agreement provides for the reorganization of e-Perception with CDC, with CDC adopting the name e-Perception, Inc., and in connection therewith, the exchange of the outstanding common stock of e-Perception for shares of common voting stock of CDC on a four shares of e-Perception for one share of CDC basis, all for the purpose of effecting a tax-free reorganization pursuant to sections 354 and 368(a) of the Internal Revenue Code of 1986, as amended.

     B. The board of directors of e-Perception with respect to e-Perception, and the board or directors of CDC with respect to CDC, have determined, subject to the terms and conditions set forth in this Agreement, that the exchange of shares contemplated hereby, is desirable and in the best interests of the stockholders of e-Perception and CDC. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed exchange.

                                    Agreement

     NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I

            REPRESENTATIONS, COVENANTS AND WARRANTIES OF e-PERCEPTION

     As an inducement to and to obtain the reliance of CDC, e-Perception represents and warrants as follows:

     Section 1.1 Organization. e-Perception is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in Schedule 1.1 are complete and correct copies of the certificate of incorporation, bylaws and amendments thereto of e-Perception as in effect on the date hereof. The execution and delivery of this Agreement do not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of e-Perception's certificate of incorporation or bylaws. e-Perception has full power, authority and legal right and has taken all action required by law, its certificate of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

     Section 1.2 Capitalization. All issued and outstanding shares of e-Perception are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. e-Perception has no other securities, warrants or options issued other than as set forth in the
Schedule  1.2.

     Section 1.3 Subsidiaries. e-Perception does not have any subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

     Section 1.4 Financial Statements. Included in Schedule 1.4 is e-Perception's financial statements including a balance sheet, statement of income and retained earnings, statement of cash flows and declaration of cost of sales, dated as of June 30, 2001. Relevant thereto:

          (a) the e-Perception balance sheet presents fairly as of its date the financial condition of e-Perception and e-Perception does not have, as of the date of such balance sheet and except as noted and to the extent reflected or reserved against therein, any liabilities or obligations
     (absolute or contingent) which should be reflected in a balance sheet or the notes thereto and all material assets reflected therein are properly reported and present fairly the value of the assets of e-Perception, in accordance with generally accepted accounting principles ("GAAP");

          (b) e-Perception has no material liabilities with respect to the payment of any provincial, federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

          (c) e-Perception has filed or is preparing to file all, state, federal and local income tax returns required to be filed by it from inception to the date hereof, if any;

          (d) the books and records, financial and others, of e-Perception are in all material respects complete and correct and have been maintained in accordance with accepted business accounting practices; and

          (e) except as, and to the extent disclosed in, the most recent e-Perception balance sheet and schedules, e-Perception has no material liabilities contingent or otherwise, whether direct or indirect, matured or unmatured.

     Section 1.5 Information. The information concerning e-Perception set forth in this Agreement and in the e-Perception Disclosure Schedule is, to the best of e-Perception's knowledge, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 1.6 List of Shareholders. Attached hereto as Schedule 1.6 is a list of shareholders who in the aggregate own 100% of the issued and outstanding capital shares of e-Perception.

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     Section  1.7  Absence  of Certain Changes or Events. Except as set forth in this Agreement, the e-Perception Disclosure Schedule, or as otherwise disclosed to CDC, since October 27, 2001:

          (a) there has not been: (i) any material adverse change in the business, operations, properties, assets or condition of e-Perception; or
     (ii) any damage, destruction or loss to e-Perception (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of e-Perception;

          (b) e-Perception has not: (i) amended its certificate of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed or agreed to purchase or redeem any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of e-Perception; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction;
     (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors or employees;

          (c) e-Perception has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent e-Perception balance sheet and current liabilities incurred since that date in the ordinary course of business;
     (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights (except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of e-Perception; or (vi) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities, including debentures (whether authorized and unissued or held as treasury stock); and

          (d) to the best knowledge of e-Perception, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of e-Perception.

     Section 1.8 Title and Related Matters. e-Perception has good and marketable title to, and is the sole and exclusive owner of all of, its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") which are reflected in the e-Perception balance sheet or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; and (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. Except as set forth in the e-Perception Disclosure Schedule attached hereto, e-Perception owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever any and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with e-Perception's business. No third party has any right to, and e-Perception has not received any notice of infringement of or conflict with asserted rights of others with respect to, any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial conditions or income of e-Perception or any material portion of its properties, assets or rights.

     Section 1.9 Litigation and Proceedings. To the best of e-Perception's knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against e-Perception or affecting e-Perception or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition or income of e-Perception. e-Perception does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section  1.10 Contracts.

          (a) Except as included in Schedule 1.10, there are no material contracts, agreements, franchises, license agreements or other commitments to which e-Perception is a party or by which it or any of its assets, products, technology or properties are bound;

          (b) except as included or described in the e-Perception Disclosure Schedule or reflected in the most recent e-Perception balance sheet, e-Perception is not a party to any oral or written: (i) contract for the employment of any officer or employee which is not terminable on thirty
     (30) days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which e-Perception is a primary obligor, for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $5,000 in the aggregate; (v) consulting or other similar contracts with an unexpired term of more than one year or providing for payments in excess of $5,000 in the aggregate; (vi) collective bargaining agreements; (vii) agreement with any present or former officer or director of e-Perception; or (viii) contract, agreement or other commitment involving payments by it of more than $5,000 in the aggregate; and

          (c) to e-Perception's knowledge, all contracts, agreements, franchises, license agreements and other commitments to which e-Perception is a party or by which its properties are bound and which are material to the operations of e-Perception taken as a whole, are valid and enforceable by e-Perception in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

     Section 1.11 Material Contract Defaults. To the best of e-Perception's knowledge and belief, e-Perception is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of e-Perception, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which e-Perception has not taken adequate steps to prevent such a default from occurring.

     Section 1.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which e-Perception is a party or to which any of its properties or operations are subject.

     Section 1.13 Governmental Authorizations. To the best of e-Perception's knowledge, e-Perception has all licenses, franchises, permits or other governmental authorizations legally required to enable e-Perception to conduct its business in all material respects as conducted on the date hereof. Except for compliance with provincial, federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or

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registration,  declaration  or  filing with, any court or other governmental body is required in connection with the execution and delivery by e-Perception of this Agreement and the consummation by e-Perception of the transactions contemplated hereby.

     Section 1.14 Compliance With Laws and Regulations. To the best of e-Perception's knowledge, e-Perception has complied with all applicable statutes and regulations of any provincial, federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of e-Perception or would not result in e-Perception's incurring any material liability.

     Section 1.15 Insurance. All of the insurable properties owned either directly or indirectly by e-Perception are insured for e-Perception's benefit under valid and enforceable policies issued by insurers of recognized responsibility.

     Section 1.16 Approval of Agreement. The board of directors of e-Perception has authorized the execution and delivery of this Agreement by e-Perception and have approved the transactions contemplated hereby.

     Section 1.17 Material Transactions or Affiliations. There exists no material contract, agreement or arrangement between e-Perception or any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by e-Perception to own beneficially, ten percent (10%) or more of the issued and outstanding common shares of e-Perception and which is to be performed in whole or in part after the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services or in kind, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to e-Perception than terms available from otherwise unrelated parties in arms-length transactions. There are no commitments by e-Perception, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

     Section 1.18 Labor Relations. e-Perception has never had a strike, lockout or work stoppage resulting from labor problems, and has had no material arbitrations or material grievances. There are no unfair labor practice charges, grievances or complaints pending, or to e-Perception's knowledge, threatened by or on behalf of any employee, present or former, of e-Perception, and to the best of e-Perception's knowledge, there are no facts or circumstances which could form the basis for any of the foregoing.

     Section 1.19 Previous Sales of Securities. Since inception, e-Perception has sold 26,036,953 common shares to investors in reliance upon applicable exemptions from the registration requirements under the laws of the United States and any applicable state laws and in accordance with the laws of said jurisdictions.

                                   ARTICLE II
                REPRESENTATIONS, COVENANTS AND WARRANTIES OF CDC

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     As  an  inducement  to,  and  to  obtain  the reliance of e-Perception, CDC represents  and  warrants  as  follows:

     Section 2.1 Organization. CDC is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it are now being conducted. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of CDC's articles of incorporation, as amended, or bylaws. CDC has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement. CDC has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to consummate the transactions herein contemplated.

     Section 2.2 Capitalization. The authorized capitalization of CDC consists of 25,000,000 shares of common stock, par value $0.001 per share. As of the date hereof there are 1,234,250 restricted common shares of CDC issued and outstanding. All of the shares of CDC Common Stock to be issued pursuant to this Agreement will be when issued in accordance with the terms of this Agreement, duly authorized, validly issued, fully paid and non-assessable and issued in compliance with all applicable U.S. state and federal securities laws.

     Section  2.3  Subsidiaries.  CDC  has  no  subsidiaries.

     Section  2.4  Financial  Statements.

          (a) Included in the EDGAR data base of the Securities and Exchange Commission ("SEC") are the audited balance sheet of CDC for the fiscal years ended December 31, 2000 and 1999, and the related statements of operations and deficit, changes in stockholders' equity and cash flows for the years then ended, and the unaudited balance sheet and related statement of operations and deficit, changes in stockholders' equity and cash flow for the three month period ended September 30, 2001 (collectively, the "Financial Statements").

          (b) All such Financial Statements have been prepared in accordance with GAAPconsistently applied throughout the periods involved. As of their respective dates, such Financial Statements filed with the SEC by CDC complied as to form in all material respects with the applicable requirements of the Securities Act of 1933 ("Securities Act") and the Securities Exchange Act of 1934 ("Exchange Act"), and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) The CDC balance sheets present fairly as of their respective dates the financial condition of CDC. CDC did not have as of the date of any of such CDC balance sheets, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with GAAP other

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     than  as  listed  herein,  and  all  assets  reflected therein are properly reported and present fairly the value of the assets of CDC, in accordance with GAAP. The statements of operations and deficit, changes in stockholders' equity and cash flow reflect fairly the information required to be set forth therein by GAAP.

          (d) The books and records, financial and others, of CDC are in all material respects complete and correct and have been maintained in accordance with accepted business accounting practices.

          (e) CDC has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), and no liabilities or obligations of any nature required to be set forth on a balance sheet under GAAP, whether or not accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances which would be expected to result in such a liability or obligation, except liabilities and obligations which are not, individually or in the aggregate, reasonably expected to have a material adverse effect on CDC.

          (f) As of the date hereof, the CDC balance sheets and the notes thereto, shall reflect that CDC has: (i) no receivables; (ii) no accounts payable; and (iii) no liabilities contingent or otherwise, whether direct or indirect, matured or unmatured.

     Section 2.5 Information. The information concerning CDC as set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 2.6 Options and Warrants. As of the date of this Agreement, (i) there are no existing options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of CDC obligating CDC to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest in CDC or securities convertible into or exchangeable for such shares or equity interests, or obligating CDC to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, (ii) there are no outstanding contractual obligations of CDC to repurchase, redeem or otherwise acquire any shares of capital stock of CDC or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any entity, and (iii) there are no shareholder agreements, voting trusts or other agreements to which CDC is a party or to which it is bound relating to the voting of any shares of the capital stock of CDC.

     Section 2.7 Absence of Certain Changes or Events. Since September 30, 2001, CDC has not:

          (a) (i) amended its articles of incorporation or bylaws; (ii) waived any rights of value which in the aggregate are extraordinary or material to the business of CDC; (iii) made any material change in its method of management, operation or accounting; (iv) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay (including benefits) to any present or former director, officer or employee; or (v) entered into any contract or agreement relating to any acquisition or disposition of any assets of CDC;

          (b) (i) granted or agreed to grant any options, warrants, calls, preemptive rights, subscriptions or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, through guarantee, endorsement or otherwise, any material obligation or liability (absolute or contingent); (iii) declared, set aside or paid any dividend or other distribution in respect of any shares of capital stock of CDC, or repurchased, redeemed or otherwise acquired any CDC securities; or (iv) created or assumed any lien on any asset of CDC; and

          (c) to the best knowledge of CDC, (i) become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of CDC; or (ii) made or revoked any material election relating to taxes or changed any method of reporting income or deductions for federal income tax purposes.

     Section 2.8 Title and Related Matters. CDC owns no real, personal or intangible property.

     Section 2.9 Litigation and Proceedings. There are no actions, suits or proceedings pending or, to the best of CDC's knowledge and belief, threatened by or against or affecting CDC, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of CDC. CDC does not have any knowledge of any default on its part with respect to any outstanding order, writ, injunction or decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

     Section  2.10  Contracts.

          (a) there are no material contracts, agreements, franchises, license agreements, or other commitments to which CDC is a party or by which it or any of its properties are bound.

          (b) CDC is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as CDC can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of CDC; and

          (c) CDC is not a party to any material oral or written: (i) contract for the employment of any director, officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) loan, advance, guaranty or capital contribution to, or investment in any person or entity, excluding endorsements made for collection and other guaranties of obligations; (v) consulting or other similar contract; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of CDC; or (viii) contract, agreement, or other commitment involving payments by it of more than $1,000 in the aggregate.

     Section 2.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, note, bond, lease, license, deed of trust or other material contract, agreement or instrument to which CDC is a party or to which any of its assets, properties or operations are subject.

     Section 2.12 Material Contract Defaults. To the best of CDC's knowledge and belief, CDC is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of CDC, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which CDC has not taken adequate steps to prevent such a default from occurring.

     Section 2.13 Governmental Authorizations. To the best of CDC's knowledge, CDC holds, and has at all times held, all licenses, franchises, permits, variances, exemptions, orders and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution, delivery or performance of this Agreement by CDC or the consummation by CDC of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by CDC will not violate any order, writ, injunction, decree, judgment, permit, license, ordinance, law, statute, rule or regulation applicable to CDC or any of its properties or assets.

     Section 2.14 Compliance With Laws and Regulations. CDC has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, or condition of CDC or would not result in CDC's incurring any material liability. Further, CDC is, as of the date of this Agreement, a "reporting company" under Section 12 of the Exchange Act, as amended, and is current in filing all reports required to be filed pursuant to said Act.

     Section 2.15 Insurance. CDC has no insurable properties or assets and no insurance policies.

     Section 2.16 Approval of Agreement The board of directors of CDC has authorized the execution and delivery of this Agreement by CDC and has approved the transactions contemplated hereby.

     Section 2.17 Material Transactions or Affiliations. There is no material contract, agreement or arrangement between CDC and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by CDC to own beneficially, ten percent (10%) or more of the issued and outstanding common stock of CDC and which is to be performed in whole or in part after the date hereof. CDC has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

     Section 2.18 Labor Relations. CDC has never had a strike, lockout or work stoppage resulting from labor problems, and has had no material arbitrations or material grievances. There are no unfair labor practice charges, grievances or complaints pending, or to CDC's knowledge, threatened by or on behalf of any employee, present or former, of CDC, and to the best of CDC's knowledge, there are no facts or circumstances which could form the basis for any of the foregoing.

     Section 2.19 Previous Sales of Securities. CDC has sold common shares to investors in reliance upon applicable exemptions from the registration requirements under the laws of the United States and Canada and all such sales were made in accordance with the laws of said jurisdictions.

                                   ARTICLE III
                               EXCHANGE PROCEDURE

     Section 3.1 Tender Offer/Share Exchange. Within five (5) business days after the execution hereof or as promptly as practicable, CDC shall commence (within the meaning of Rule 14d-2 under the Exchange Act, as amended), a tender offer (the "Offer") for all of the outstanding shares of e-Perception in a one
(1) share of CDC common stock for every four (4) shares of e-Perception common stock exchange. The Offer shall be made by e-Perception placing in the U.S. mail, sending via facsimile, or otherwise causing to be delivered to each of its shareholders a copy of the Subscription Agreement and Information Statement, each as attached hereto as Exhibit A, which shall indicate that the Offer will
                             ---------
remain open for twenty (20) days from the date of the sending of the Subscription Agreement and Information Statement. Such communication shall also contain instructions from e-Perception management instructing each shareholder to send to e-Perception any of such shareholder's certificate(s) evidencing shares of e-Perception held by the shareholder endorsed for transfer together with a copy of the Subscription Agreement signed by the shareholder.

     Section 3.2 Issuance of CDC Common Shares. Upon receipt of the e-Perception shares from the e-Perception shareholders, CDC shall cause to be issued CDC common shares to the e-Perception shareholders on a basis of one (1) common share of CDC for every four (4) shares of e-Perception surrendered. The calculation of the number of CDC common shares issued to each e-Perception shareholder shall be rounded down to the nearest whole share.

     Section 3.3 Appraisal Rights. Shares of e-Perception common stock held by those stockholders who do not accept the Offer and who comply with all of the relevant provisions of

Section 262 of the Delaware General Corporation Law (the "Dissenting Stockholders") shall not have their shares of e-Perception common stock exchanged for shares of CDC common stock unless and until such holders fail to perfect or effectively withdraw or lose such right to appraisal under the Delaware General Corporation Law. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's shares shall thereupon be exchanged for the right to receive shares of CDC common stock at the exchange ratio set forth in Section 3.1, above.

     Section 3.4 Options and Warrants. Upon the issuance of CDC shares to the shareholders of e-Perception, each outstanding option and warrant for the purchase of e-Perception common stock shall be assumed by CDC, with appropriate adjustments in the number of shares of stock subject to the option and warrant, as the case may be, in accordance with the terms and conditions of the holders' option agreements and warrants.

     Section 3.5 Directors of CDC. Upon the issuance of CDC shares to the shareholders of e-Perception, CDC shall cause the board of directors to be expanded to five (5) members and one of the two current members shall resign as director. The remaining director shall then elect William E. Richardson, Ray Gerrity, Robert Miller and Shelly Singhal to four (4) of the vacancies on the board of directors following which such remaining director shall resign.

                                   ARTICLE IV
                                SPECIAL COVENANTS

     Section 4.1 Availability of Rule 144. Each of the parties acknowledge that the stock of CDC to be issued pursuant to this Agreement will be "restricted securities," as that term is defined in Rule 144 as promulgated pursuant to the Securities Act. CDC is under no obligation to register such shares under the Securities Act, or otherwise. Notwithstanding the foregoing, however, CDC will use its best efforts to: (a) comply with the public information requirements of Rule 144 so as to make available to the shareholders of CDC the provisions of Rule 144 pursuant to this paragraph; and (b) within ten (10) days of any written request of any stockholder of CDC, CDC will provide to such stockholder written confirmation of compliance with this paragraph. The stockholders of CDC holding restricted securities of CDC as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 4.1 shall survive the consummation of the transactions herein contemplated.

     Section 4.2 CDC Public Reports. e-Perception will furnish CDC with all information concerning e-Perception and the stockholders of e-Perception, including all financial statements, required for inclusion in any registration statement or public report intended to be filed by CDC pursuant to the Securities Act, the Exchange Act, or any other applicable federal or state law. e-Perception covenants that all information so furnished for either such registration statement or other public release by CDC, including its financial statements, shall be true and correct in all material respects without omission of any material fact required to make the information stated not misleading.

     Section 4.3 Special Covenants and Representations Regarding the CDC Common Shares to be Issued in the Exchange. The consummation of this Agreement, including the issuance of the CDC common shares to the stockholders of e-Perception as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes including Rule 506 under the Securities Act, which depend, inter alia, upon the circumstances under which the e-Perception stockholders acquire such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, the parties agree that requisite copies of Form D in the form attached hereto as Exhibit B will be filed with the SEC and
                                        ---------
with each state in which any e-Perception shareholder is resident together with requisite state filing fees, if any, to qualify for applicable state exemptions for federal covered securities. All filings shall be made within 15 days of the share exchange.

     Section 4.4 Notification of Certain Matters. Each party shall give to the other prompt notice of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, (b) any material failure of e-Perception or CDC, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (c) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, provided, however, that the delivery of such notice pursuant to this
Section 4.4 shall not cure such breach or non-compliance or limit or otherwise affect the rights, obligations or remedies available hereunder to the party receiving such notice.

     Section 4.5 Subsequent Actions of CDC. Following the signing hereof, CDC shall do the following: Sell 65,750 CDC common shares at a price of $1.00 per share. The proceeds of the sale shall be used as follows:

     -    Purchase for cancellation 200,000 CDC shares presently held by Richard
          M.  Bench  for  total  consideration  of  $20,000;

     - Retire CDC indebtedness owed to Don L. Oborn for a total payment of $25,000; and

     - Pay legal costs of CDC associated with this Agreement including legal costs to Cane & Company necessary to change the name of CDC including requisite filings with the Securities and Exchange Commission in conjunction with the necessary meeting of shareholders.

     CDC shall also, except as contemplated by this Agreement, conduct its operations in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, use commercially reasonable efforts to preserve intact its current business organizations, keep available the service of its current officers and employees, preserve its relationships with customers, suppliers and others having business dealings with it and preserve the goodwill of CDC.

     Section 4.6 Public Announcements. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

     Section 4.7 Shareholder Meeting. In addition to the obligations contained herein, as soon as practicable after the signing of this Agreement, all parties to this Agreement shall cooperate to see that a meeting of the shareholders of CDC be held at which the CDC shareholders shall adopt and approve amendments to the CDC Articles of Incorporation changing the name of CDC to "e-Perception, Inc." (or such other name as may be available and acceptable to management of e-Perception).

                                    ARTICLE V
                                  MISCELLANEOUS

     Section 5.1 Brokers and Finders. The parties each agree to indemnify the other against any claim by any third person for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

     Section 5.2 Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada.

     Section 5.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

     If to e-Perception:     William E. Richardson, President
                             e-Perception Technologies, Inc.
                             27555 Ynez Road, Suite 203
                             Temecula, CA  92591

     If to CDC:              1332 E. Martha Dunyon Cir.
                             Draper, Utah  84020

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

     Section 5.4 Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section 5.5 Confidentiality. Each party hereto agrees with the other parties that, unless and until the reorganization contemplated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

     Section 5.6 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's Schedules delivered pursuant to this Agreement.

     Section 5.7 Third Party Beneficiaries. This contract is solely among e-Perception and CDC and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section 5.8 Entire Agreement This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

     Section 5.9 Survival; Termination. Except as otherwise provided herein, the representations, warranties and covenants of the respective parties shall survive the consummation of the transactions herein contemplated.

     Section 5.10 Counterparts Facsimile Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, a facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier machine as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this Section.

     Section 5.11 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     Section 5.12 Incorporation of Recitals. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

     Section 5.13 Expenses. Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefore.

     Section 5.14 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

     Section 5.15 Benefit. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

     Section 5.16 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

     Section 5.17 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof

     Section 5.18 Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

Corporate Development Centers, Inc.,          e-Perception Technologies, Inc.,
a Nevada corporation                          a Delaware corporation

By:  /s/  Richard M. Bench                    By:  /s/ William E. Richardson
     -----------------------                       --------------------------
     Richard M. Bench                              William E. Richardson
Its: President                                Its: CEO

                                    Exhibit A
                                    ---------

                Subscription Agreement and Information Statement

                                    Exhibit B
                                    ---------

                                     Form D


                                       2